Exhibit 99.2

Shift Option Exercise Example - Incentive Stock Options

For illustrative purposes only; the calculations as presented assume that the option holder holds an incentive stock option (ISO) to purchase 10000 shares at an exercise price of $0.30 each.

Calc Reference	Metric	Value	Calculation	Notes/Clarifications
	General Reference
A	Implied Merger exchange price per Shift common shared based on current estimates	$0.92		*Estimated and subject to change*
B	INSU Stock Price Utilized for Conversion/Exchange Calculations	$10.00		As further described in the Merger Agreement

	Exercise Prior to the Merger / Business Combination
C	Pre-Merger Shift Employee Shift Options held:	10,000		*Illustrative value, yours may differ*
D	Pre-Merger Shift Option Per Share Exercise Price:	$0.30		*Illustrative value, yours may differ*
E	Cash Exercise Price:	($3,000.00)	-(C x D)
F	Value of Shift Shares Issued Upon Exercise of Options:	$9,200.00	A x C	*Implied Merger exchange price per Shift common share estimated and subject to change*
	Net Value Above Exercise Price Invested	$6,200.00	F + E
	Resulting Shift Common Shares Held	10,000		If you exercise your Shift options pre-Merger, you receive common shares in Shift pre-Merger
G	Approximate # of Exchanged Outstanding Common Shares in INSU Held	920	F / B	# of INSU shares issued upon exchange of your Shift common shares *Estimated and subject to change*

	Exercise After the Merger / Business Combination
C	Pre-Merger Shift Employee Shift Options held:	10,000
H	Post-Merger Converted Options to Purchase INSU Shares	920	C x (A / B)

# of post-business combination ISOs held following conversion from Shift options at time of Merger (Option Exchange Ratio * # of Shift Options):

Exchange Ratio Calculation: *Uses Illustrative strike price value, yours may differ*
A / B = Value of Shift Shares relative to INSU Shares (the ISO Exchange Ratio); $0.92/$10.00
ISO Exchange Ratio * Shift Option Shares = # of INSU Option Shares; ($0.92/$10.00) * 10,000 = INSU Option Shares

D	Post-Merger Option Per Share Exercise Price:	$3.26	D x (B / A)	Exercise price of post-business combination ISOs held following conversion from Shift options at time of Merger (Inverse of Option Exchange Ratio * Exercise Price of Shift Options): ($10.00/$0.92) * $0.30 = Exercise Price of INSU Options
E	Cash Exercise Price:	($3,000.00)	-(H x D)
F	Value of INSU Shares Issued Upon Exercise of Options:	$9,200.00	H x B	*Assumes $10.00 per share INSU public common stock price - actual share prices will fluctuate*
	Net Value Above Exercise Price Invested	$6,200.00	F + E	*Assumes $10.00 per share INSU public common stock price - actual share prices will fluctuate*
I	Approximate # of Acquired Common Shares in INSU Held	920	F / B	INSU shares acquired from exercised INSU options received in Merger upon conversion of Shift options

Notes

1	The option conversion methodology for ISOs in the Merger is structured so that an option holder retains substantially equivalent economic value in the conversion (the price per post-closing share used to calculate the conversion is $10/share regardless of whether you exercise pre- or post-Closing). While your converted options (H above) or shares (G above) will be fewer in absolute number in INSU relative to your current Shift Options (C above), your per share value is significantly higher (assuming a $10.00 per share INSU public stock price).

2	Only shares, not options, held at Closing are entitled to receive the Additional Shares (as described in the Merger Agreement). The amount of Additional Shares received by a Shift stockholder is relative to the stockholder’s proportionate % ownership in the common stock of Shift (and not in INSU post-Merger).

3	As described in the Merger Agreement, the value per Shift Common Share will depend on, among other things, the number of Shift Common Shares and options outstanding immediately prior to the closing of the Merger, and any downward adjustment based on Shift’s net asset value as of the closing of the Merger. The total number of Shift shares and options outstanding of the closing may differ from the amounts assumed in the above calculations (for example, if people exercise options between now and closing). These changes, or a decrease in Shift’s net asset value as of the Closing, may cause the number of options or shares you receive in the combined company to differ from what is indicated by the illustrative calculations above.

4	At the closing of the Merger, all of the Shift Options outstanding immediately prior to such time shall, automatically and without any required action on the part of any Shift Optionholder or beneficiary thereof, be assumed by INSU and each such Shift Option shall be converted into an option to purchase shares of INSU Common Stock.

5	Shift previously disseminated to its option holders a similar spreadsheet illustrating a sample option exercise and setting forth a comparison of the consideration an option holder would receive in the Merger depending on whether the option holder exercised his or her options prior to or after the Merger. This prior spreadsheet, which was attached as Exhibit 99.2 to INSU’s Form 8-K Current Report filed with the Securities and Exchange Commission on September 3, 2020, provided an example of the consideration that would be received in connection with the exercise of an option that does not qualify as an ISO (i.e., an “NQSO”). As noted above, this present spreadsheet describes a similar comparison with respect to the exercise of an option that qualifies (or to the extent that it qualifies) as an ISO. Whether an option is an ISO depends on a number of factors, including among other things, how long you hold onto the shares acquired following exercise; neither Shift nor INSU make any representations as to the characterization of any options that you may hold.

Shift Option Exercise Example

For illustrative purposes only; the calculations as presented assume that the option holder holds an option to purchase 10000 shares at an exercise price of $0.30 each.

Calc Reference	Metric	Value	Calculation	Notes/Clarifications
	General Reference
A	Implied Merger exchange price per Shift common shared based on current estimates	$0.92		*Estimated and subject to change*
B	INSU Stock Price Utilized for Conversion/Exchange Calculations	$10.00		As further described in the Merger Agreement

	Exercise Prior to the Merger / Business Combination
C	Pre-Merger Shift Employee Shift Options held:	10,000		*Illustrative value, yours may differ*
D	Pre-Merger Shift Option Per Share Exercise Price:	$0.30		*Illustrative value, yours may differ*
E	Cash Exercise Price:	($3,000.00)	-(C x D)
F	Value of Shift Shares Issued Upon Exercise of Options:	$9,200.00	A x C	*Implied Merger exchange price per Shift common share estimated and subject to change*
	Net Value Above Exercise Price Invested	$6,200.00	F + E	-
	Resulting Shift Common Shares Held	10,000		If you exercise your Shift options pre-Merger, you receive common shares in Shift pre-Merger
G	Approximate # of Exchanged Outstanding Common Shares in INSU Held	920	F / B	# of INSU shares issued upon exchange of your Shift common shares *Estimated and subject to change*
	Exercise After the Merger / Business Combination
C	Pre-Merger Shift Employee Shift Options held:	10,000
H	Post-Merger Converted Options to Purchase INSU Shares	639	(A - D) / (B - D) x C

# of post-business combination options held following conversion from Shift options at time of Merger (Option Exchange Ratio * # of Options)

Exchange Ratio Calculation: *Uses Illustrative strike price value, yours may differ*
A-D = Spread of Shift Shares; ($0.92 - $0.30) = $0.62
B-D = Spread of INSU Shares; ($10 - $0.30) = $9.70
(A - D) / (B - D) = # of INSU shares per Shift Share (the exchange ratio); $0.62 / $9.70 = 0.0639 INSU shares per Shift share
Exchange ratio * Shift shares = # of INSU shares; 0.0639 * 10,000 = 639 INSU Shares

D	Post-Merger Option Per Share Exercise Price:	$0.30
E	Cash Exercise Price:	($191.70)	-(H x D)
F	Value of INSU Shares Issued Upon Exercise of Options:	$6,390.00	H x B	*Assumes $10.00 per share INSU public common stock price - actual share prices will fluctuate*
	Net Value Above Exercise Price Invested	$6,198.30	F + E	*Assumes $10.00 per share INSU public common stock price - actual share prices will fluctuate*
I	Approximate # of Acquired Common Shares in INSU Held	639	F / B	INSU shares acquired from exercised INSU options received in Merger upon conversion of Shift options

Notes

1	The option conversion methodology in the Merger Agreement is structured so that an option holder retains substantially equivalent economic value in the conversion (the price per post-closing share used to calculate the conversion is $10/share regardless of whether you exercise pre- or post-Closing). You will have the same per share exercise price after Closing (D above), and while your converted options (H above) or shares (G above) will be fewer in absolute number in INSU relative to your current Shift Options (C above), your cash outlay to exercise is significantly less and your per share value is significantly higher (assuming a $10.00 per share INSU public stock price).

2	You will receive more common shares in INSU if you exercise options pre-Closing (G above) vs. post-Closing (I above), but your aggregate exercise price (cash outlay) is significantly higher if you exercise pre-Closing (see E above in both scenarios).

3	You will have a lower aggregate cost to exercise to exercise options post-Closing (see E above in both scenarios), but you will receive substantially equivalent economic value (albeit a fewer number of shares).

4	Only shares, not options, held at Closing are entitled to receive the Additional Shares (as described in the Merger Agreement). The amount of Additional Shares received by a Shift stockholder is relative to the stockholder’s proportionate % ownership in the common stock of Shift (and not in INSU post-Merger).

5	As described in the Merger Agreement, the value per Shift Common Share will depend on, among other things, the number of Shift Common Shares and options outstanding immediately prior to the closing of the Merger, and any downward adjustment based on Shift’s net asset value as of the closing of the Merger. The total number of Shift shares and options outstanding of the closing may differ from the amounts assumed in the above calculations (for example, if people exercise options between now and closing). These changes, or a decrease in Shift’s net asset value as of the Closing, may cause the number of options or shares you receive in the combined company to differ from what is indicated by the illustrative calculations above.

6	At the closing of the Merger, all of the Shift Options outstanding immediately prior to such time shall, automatically and without any required action on the part of any Shift Optionholder or beneficiary thereof, be assumed by Parent and each such Shift Option shall be converted into an option to purchase shares of Parent (New Company) Common Stock.